Exhibit 99.1

BEA Systems, Inc.
2315 North First Street
San Jose, California 95131
Telephone: (408) 570-8000
Fax: (408) 570-8901
www.bea.com

Media:	Investors:
May Petry, Director – Public Relations	Kevin Faulkner, Vice President – Investor Relations
(408) 570-8704	(408) 570-8293
may.petry@bea.com	John Kiger, Sr. Director – Investor Relations
(408) 570-8303

BEA Reports Fourth Quarter and Fiscal Year Financial Results;

BEA Achieves Record Fiscal Year Revenue, Profit and Operating Cash Flow

BEA Ships Industry’s First Ever Carrier-Grade, Standards-Based Server for Next Generation

Voice Over IP and Other Voice, Data, Video and Mobile Services

SAN JOSE, Calif.—Feb. 24, 2005—BEA Systems, Inc. (Nasdaq: BEAS), a world leader in enterprise application infrastructure software, today announced results of its fiscal fourth quarter and fiscal year. For the fourth quarter ended January 31, 2005, BEA reported total revenues of $290.8 million, up 5% from $278.1 million in last year’s fourth quarter. For the fourth quarter, on a generally accepted accounting principles (“GAAP”) basis, BEA reported operating income of $59.0 million, compared to $58.8 million a year ago. BEA reported GAAP fourth quarter net income of $41.6 million, up 6% from $39.3 million a year ago, and GAAP diluted net income per share of $0.10, up from $0.09 a year ago. For the fourth quarter, BEA reported license revenues of $131.8 million, as compared to $143.1 million a year ago. BEA generated fourth quarter cash flow from operations of $73.0 million, up 14% from $64.0 million a year ago.

BEA reported fourth quarter non-GAAP net income of $45.3 million, up 6% from $42.8 million a year ago, and non-GAAP diluted net income per share of $0.11, compared to $0.10 a year ago. Non-GAAP results exclude acquisition-related expenses, net gains or losses on investments in equity securities, employer payroll taxes on stock options, facilities consolidation and other non-recurring charges. A reconciliation of non-GAAP adjustments is summarized on pages six and seven of this release. For full details on BEA’s reported results, see the financial tables accompanying this release.

For the fiscal year ended January 31, 2005, BEA reported total revenues of $1,080.1 million, a 7% increase over the fiscal year ended January 31, 2004. For fiscal 2005, BEA reported GAAP operating income of $194.9 million, a 12% increase over fiscal 2004. For fiscal 2005, BEA had GAAP diluted net income per share of $0.32, compared to $0.28 in fiscal 2004. BEA reported deferred revenue of $312.3 million, up $71.2 million compared to the third quarter and up $40.4 million compared to the end of last fiscal year. BEA generated fiscal 2005 cash flow from operations of $267.5 million, a 26% increase over fiscal 2004.

“Fiscal 2005 was a solid year in terms of revenue, profitability and cash flow. Our balance sheet remains strong, with a record $1.6 billion in cash and $312 million in deferred revenue,” said Alfred Chuang, chairman and chief executive officer, BEA Systems, Inc. “Operating cash flow grew 26% to $267 million, and our maintenance revenue grew 24% to $463 million.”

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BEA Reports Q4 Fiscal 2005 Results

February 24, 2005 / Page 2

“We remain focused on three key programs designed to drive revenue growth by expanding the number of deals in which we compete,” Chuang said. “First, we are expanding our very successful strategic global accounts program to improve our ability to service our largest customers. Second, we continue to invest aggressively in our U.S. Value-Added Reseller channel, to broaden our market coverage. And third, along with targeted partners, we are beginning a worldwide roll-out of the first of our business solutions frameworks for telecommunications services, trade processing, employee self-service, customer service and RFID.”

“In addition, we are building innovative technologies to expand our target market, especially in telecommunications services and RFID. During the fourth quarter, BEA shipped the initial product of the BEA WebLogic Communications Platform™, an integrated, standards-based suite of technologies designed to help enable telecommunications companies expand their markets by creating, delivering and managing converged voice, data, video and mobile services such as Voice Over Internet Protocol,” Chuang said. “The expected growth in telecommunications services using Internet technologies is a perfect fit for BEA’s core strengths of reliability, availability, scalability and performance. We are investing aggressively in the BEA WebLogic Communications Platform as a key component of our long-term growth strategy. We continue to undertake joint development initiatives with leading telecommunications companies and are excited about the growth opportunity this market offers.”

“The telecommunications industry is at an inflection point, with mega-mergers creating uncertainty, new competition from cable and satellite TV providers and increasing pressure to generate new services revenue. Service providers are demanding infrastructure solutions that accelerate time-to-service and improve ‘average revenue per user.’ The implementation of new 3G and VoIP networks creates a remarkable opportunity to apply widely-available, general-purpose, industry-standard information technologies to what, historically, has been an expensive, proprietary landscape,” Chuang said. “The telcom industry has become more software-focused and this plays to BEA’s strengths. This network/IT convergence promises all the economies and benefits of a common platform.”

Key Customer and Partner Agreements

Key customer, partner and end-user deals signed in the quarter included Acer, American Express, Apollo Group, AstraZeneca, Boehringer Ingelheim Pharmaceutical, Blockbuster, China Telecom, Comcast, Cox Communications, Georgia-Pacific, KDDI, Kohl’s Department Stores, Northwest Airlines, Orange France, Telstra, United Airlines, Vodafone, Walgreens, and Wells Fargo Bank.

New or expanded relationships were entered into with VARs, hardware OEMs, systems integrators, ASPs, and ISVs, including Access Distribution, Alcatel, Amdocs, Amplex, Apptricity, Arris International, BMC, Bond International, Business Objects, Capco, Cognos, Compuware, Comverse, Cramer, Diamos, Documentum, E.piphany, Echelon3 Technologies, EDS, EdSoft, Ericsson, eWave, Experian, FundTech, ILog, Interwoven, Jacada, Jeppesen, Lawson, Mercury Interactive, Metreo, Mobile Aware, Nokia Networks, Optima Technology, Oz Communications, Pace Integration, Pathway Systems, Proactivity, Quovadx, Rapt, Reuters, SandCherry, Serena, SunGard, TeleBright, TietoEnator, UGS, Union Switch & Signal, Veritas, and Viziqor.

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BEA Reports Q4 Fiscal 2005 Results

February 24, 2005 / Page 3

About BEA

BEA Systems, Inc. (Nasdaq: BEAS) is a world leader in enterprise infrastructure software, helping enable companies to improve business responsiveness through service-oriented architecture (SOA), a software design approach that more closely aligns IT with business objectives. With 15,000 customers worldwide including the majority of the Fortune Global 500, BEA and its WebLogic® and Tuxedo® brands are among the most trusted names in business technology.

Headquartered in San Jose, Calif., BEA has 77 offices in 37 countries. More information on BEA products and services is available on the Web at www.bea.com.

Investors will have the opportunity to listen to BEA’s earnings conference call over the Internet on the investor information page of the BEA Web site at http://www.bea.com/investors/ or through Streetevents’ CompanyBoardroom site at http://www.companyboardroom.com. The Internet broadcast will be available live, and a replay will be available following completion of the live call for 365 days thereafter. In addition, investors will have the opportunity to access a telephone replay of the call through March 11, 2005, by dialing 706-645-9291, access code 3858455.

Legal Notice Regarding Forward-Looking Statements

Some of the statements in this press release are forward-looking, including statements regarding: our programs designed to drive revenue growth by expanding the number of deals in which we compete; expanding our strategic global accounts program; our long term growth strategy; growth opportunities; the opportunities presented in the telecom industry; broadening our market coverage; building innovative technologies to expand our target market; expanding our target market in telecommunications and RFID; growth in telecommunications markets and services; achieving our goals; future operations; future financial performance; and future events. BEA’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties BEA faces that could cause results to differ materially include risks associated with: quarterly fluctuations in customer spending due to economic, geopolitical, competitive and other factors; dependence on the growth of the markets for BEA’s products; changes in the standards or technologies used in the telecommunications market that could render our products less competitive; any decline in spending by the telecommunications industry as a result of consolidation or adverse economic conditions; our dependence on large transactions, particularly those received at the end of our quarter; the rate of any recovery in information technology spending by our customer base, particularly in view of the continued difficulties experienced by companies in the technology and enterprise software sectors; the ability of our BEA WebLogic Communications Platform and our other business solutions frameworks to effectively address the changing market and technological requirements of the vertical sectors we have targeted; technological changes and standards disputes that could impede the growth in telecommunications services over the Internet; dependence on new product introductions and enhancements; the introduction by competitors of new products and pricing strategies; market acceptance of BEA’s solutions, products and enhancements such as our BEA WebLogic Platform 8.1, BEA Enterprise Solutions and the WebLogic Communications Platform; the length of BEA’s sales cycle; the dependence on acceptance of BEA’s products by channel partners; dependence on success of BEA’s channel partners; dependence on hiring key personnel; rapid technological change; potential software defects (particularly with regard to newly introduced and planned products, such as those related to Project DaVinci); and significant leverage and debt service requirements. Readers should also refer to the section entitled “Risk Factors That May Impact Future Operating Results” on pages 29 through 43 of BEA’s Report on Form 10-Q for the fiscal quarter ended October 31, 2004, as well as similar disclosures in subsequent BEA SEC filings. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Legal Notice Regarding Non-GAAP Financial Information

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BEA Reports Q4 Fiscal 2005 Results

February 24, 2005 / Page 4

BEA provides non-GAAP expense, operating income, operating margin, net income, and net income per share data as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), are intended to supplement GAAP financial information, and may be different than non-GAAP measures used by other companies. BEA believes that the presentation of non-GAAP, financial measures provides useful information to investors regarding our results of operations. BEA believes it also provides an alternative method of assessing our operating results that we believe is more focused on our core on-going operations and may allow investors to perform more meaningful period-to-period comparisons of our operating results. In addition, BEA’s management team uses these measures for reviewing our financial results, and for budget and planning purposes.

NOTE: BEA, Tuxedo, WebLogic, and BEA WebLogic Server are registered trademarks and BEA WebLogic Enterprise Platform, BEA WebLogic Integration, BEA WebLogic Portal, BEA WebLogic JRockit, BEA WebLogic Platform, BEA WebLogic Express, BEA WebLogic Workshop, BEA WebLogic Java Adapter for Mainframe, BEA Liquid Data for WebLogic, BEA eLink, and BEA WebLogic Enterprise Security are trademarks of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

– FINANCIAL TABLES FOLLOW –

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BEA Systems, Inc.

February 24, 2005 / Page 5

BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2005	2004	2005	2004
Revenues:
License fees	$131,772	$143,124	$483,138	$521,047
Services	159,000	134,944	596,956	491,445

Total revenues	290,772	278,068	1,080,094	1,012,492

Cost of revenues:
Cost of license fees	10,573	11,564	39,118	47,160
Cost of services	49,753	48,667	193,549	189,774

Total cost of revenues	60,326	60,231	232,667	236,934

Gross profit	230,446	217,837	847,427	775,558

Operating expenses:
Sales and marketing	109,434	101,179	406,601	382,558
Research and development	38,136	37,053	146,559	140,900
General and administrative	23,847	20,831	91,233	77,403
Facilities consolidation	—	—	8,165	—

Total operating expenses	171,417	159,063	652,558	600,861

Income from operations	59,029	58,774	194,869	174,697
Interest and other, net	462	(2,682)	(7,646)	(5,163)

Income before provision for income taxes	59,491	56,092	187,223	169,534
Provision for income taxes	17,847	16,827	56,167	50,860

Net income	$41,644	$39,265	$131,056	$118,674

Net income per share:
Basic	$0.10	$0.10	$0.32	$0.29

Diluted	$0.10	$0.09	$0.32	$0.28

Shares used in computing net income per share:
Basic	400,070	406,390	405,768	403,428

Diluted	409,150	424,060	415,873	421,050

BEA Systems, Inc.

February 24, 2005 / Page 6

BEA SYSTEMS, INC.

NON-GAAP STATEMENTS OF OPERATIONS

IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Three Months Ended January 31, 2005				For the Three Months Ended January 31, 2004
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$290,772	$—		$290,772	$278,068	$—		$278,068
Cost of revenues	60,326	(4,514	) (a) (b)	55,812	60,231	(4,866	) (a) (b)	55,365

Gross profit	230,446	4,514		234,960	217,837	4,866		222,703
Operating expenses	171,417	(478	) (c) (d)	170,939	159,063	(533	) (c) (d)	158,530

Income from operations	59,029	4,992		64,021	58,774	5,399		64,173
Interest and other, net	462	(165	) (e)	627	(2,682)	398	(e)	(3,080)

Income before provision for income taxes	59,491	5,157		64,648	56,092	5,001		61,093
Provision for income taxes	17,847	1,547	(f)	19,394	16,827	1,501	(f)	18,328

Net income	$41,644	$3,610		$45,254	$39,265	$3,500		$42,765

Net income per share	$0.10			$0.11	$0.09			$0.10

Diluted shares outstanding	409,150			409,150	424,060			424,060

(a)	Non-GAAP cost of revenues excludes $44 and $8 related to employer payroll taxes on stock options for the three months ended January 31, 2005 and 2004, respectively.

Management believes it is useful in measuring BEA’s operations to exclude employer payroll taxes on stock options because the amount of these taxes correlate largely to events that are not necessarily directly related to BEA’s operations, such as the timing of the decisions by employees to exercise and sell their options.

(b)	Non-GAAP cost of revenues also excludes $4,470 and $4,858 related to impairment and amortization of acquired intangible assets for the three months ended January 31, 2005 and 2004, respectively

Management believes it is useful in measuring BEA’s operations to exclude amortization of intangibles, deferred stock compensation and other acquisition related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition.

Management also believes excluding these items facilitates comparisons to the BEA’s historical and competitors’ core operating results during periods when there were no acquisitions.

(c)	Non-GAAP operating expenses exclude $71 and $19 related to employer payroll taxes on stock options for the three months ended January 31, 2005 and 2004, respectively.

Management believes it is useful in measuring BEA’s operations to exclude employer payroll taxes on stock options because the amount of these taxes correlate largely to events that are not necessarily directly related to BEA’s operations, such as the timing of the decisions by employees to exercise and sell their options.

(d)	Non-GAAP operating expenses also exclude $407 and $514 related to acquisition-related deferred stock compensation expense for the three months ended January 31, 2005 and 2004, respectively.

Management believes it is useful in measuring BEA’s operations to exclude amortization of intangibles, deferred stock compensation and other acquisition related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition.

Management also believes excluding these items facilitates comparisons to the BEA’s historical and competitors’ core operating results during periods when there were no acquisitions.

(e)	Non-GAAP interest and other, net excludes net (loss) gain of $165 and $398 related to disposals of investments in equity securities for the three months ended January 31, 2005 and 2004, respectively.

Management believes it is useful in measuring BEA’s operations to exclude write downs on investments because these costs are not part of the company’s direct costs of operations but instead are non-operating costs that are included in other income (expense) and are part of BEA’s investment activities.

(f)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these non-GAAP adjustments.

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BEA Systems, Inc.

February 24, 2005 / Page 7

BEA SYSTEMS, INC.

NON-GAAP STATEMENTS OF OPERATIONS

IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Twelve Months Ended January 31, 2005				For the Twelve Months Ended January 31, 2004
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$1,080,094	$—		$1,080,094	$1,012,492	$—		$1,012,492
Cost of revenues	232,667	(13,947	) (a) (b)	218,720	236,934	(21,736	) (a) (b)	215,198

Gross profit	847,427	13,947		861,374	775,558	21,736		797,294
Operating expenses	652,558	(11,283	) (c) (d) (e)	641,275	600,861	(2,484	) (c) (d) (e)	598,377

Income from operations	194,869	25,230		220,099	174,697	24,220		198,917
Interest and other, net	(7,646)	(165	) (f) (g)	(7,481)	(5,163)	(258	) (f) (g)	(4,905)

Income before provision for income taxes	187,223	25,395		212,618	169,534	24,478		194,012
Provision for income taxes	56,167	7,617	(h)	63,784	50,860	7,343	(h)	58,203

Net income	$131,056	$17,778		$148,834	$118,674	$17,135		$135,809

Net income per share	$0.32			$0.36	$0.28			$0.32

Diluted shares outstanding	415,873			415,873	421,050			421,050

(a)	Non-GAAP cost of revenues excludes $51 and $17 related to employer payroll taxes on stock options for the twelve months ended January 31, 2005 and 2004, respectively.

Management believes it is useful in measuring BEA’s operations to exclude employer payroll taxes on stock options because the amount of these taxes correlate largely to events that are not necessarily directly related to BEA’s operations, such as the timing of the decisions by employees to exercise and sell their options.

(b)	Non-GAAP cost of revenues also excludes $13,896 and $21,719 related to impairment and amortization of acquired intangible assets for the twelve months ended January 31, 2005 and 2004, respectively.

Management believes it is useful in measuring BEA’s operations to exclude amortization of intangibles, deferred stock compensation and other acquisition related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition.

Management also believes excluding these items facilitates comparisons to the BEA’s historical and competitors’ core operating results during periods when there were no acquisitions.

(c)	Non-GAAP operating expenses exclude $334 and $287 related to employer payroll taxes on stock options for the twelve months ended January 31, 2005 and 2004, respectively.

Management believes it is useful in measuring BEA’s operations to exclude employer payroll taxes on stock options because the amount of these taxes correlate largely to events that are not necessarily directly related to BEA’s operations, such as the timing of the decisions by employees to exercise and sell their options.

(d)	Non-GAAP operating expenses also exclude $2,784 and $2,197 related to acquisition-related deferred stock compensation expense for the twelve months ended January 31, 2005 and 2004, respectively.

Management believes it is useful in measuring BEA’s operations to exclude amortization of intangibles, deferred stock compensation and other acquisition related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition.

Management also believes excluding these items facilitates comparisons to the BEA’s historical and competitors’ core operating results during periods when there were no acquisitions.

(e)	Non-GAAP operating expenses also exclude $8,165 and $0 related to facilities consolidation for the twelve months ended January 31, 2005 and 2004, respectively.

Management believes it is useful in measuring BEA’s operations to exclude expenses related to facilities consolidation because the companies restructuring activities have been been non-recurring and infrequent and therefore may not be considered directly related to our on-going core business operations.

(f)	Non-GAAP interest and other, net excludes net (loss) gain of $165 and $200 related to write downs and disposals of investments in equity securities for the twelve months ended January 31, 2005 and 2004, respectively.

Management believes it is useful in measuring BEA’s operations to exclude write downs on investments because these costs are not part of the company’s direct costs of operations but instead are non-operating costs that are included in other income (expense) and are part of BEA’s investment activities.

(g)	Non-GAAP interest and other, net excludes $0 and $458 related to write off of deferred financing fees for the twelve months ended January 31, 2005 and 2004, respectively.

Management believes it is useful in measuring BEA’s operations to exclude write-offs of deferred financing fees because these fees were non-recurring payments BEA was required to pay to refinance and restructure its lease facility for the San Jose land BEA has discussed in its periodic filings with the SEC.

(h)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these non-GAAP adjustments.

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BEA Systems, Inc.

February 24, 2005 / Page 8

BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 31, 2005	January 31, 2004
	(unaudited)	(*)
ASSETS
Current assets:
Cash and cash equivalents	$777,755	$683,729
Restricted cash	1,648	1,583
Short-term investments	830,063	783,288
Accounts receivable, net	258,655	266,583
Other current assets	44,076	32,480

Total current assets	1,912,197	1,767,663
Property and equipment, net	344,342	358,497
Acquired intangible assets, net	71,305	72,097
Long-term restricted cash	4,130	3,880
Other long-term assets	16,420	16,109

	$2,348,394	$2,218,246

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$228,809	$228,485
Deferred revenues	312,311	271,936
Current portion of notes payable and other obligations	128	493

Total current liabilities	541,248	500,914

Notes payable and other long-term obligations	223,980	5,555
Convertible subordinated notes	550,000	550,000
Long-term debt for land lease	—	191,639

Stockholders’ equity:
Common stock	1,200,930	1,113,111
Retained earnings (deficit)	112,055	(19,001)
Deferred compensation	(8,874)	(10,462)
Treasury stock	(284,551)	(123,303)
Accumulated other comprehensive income	13,606	9,793

Total stockholders’ equity	1,033,166	970,138

	$2,348,394	$2,218,246

(*)	Derived from audited consolidated financial statements.

Note, a reclassification between deferred revenue and accounts receivable for $1,943 has been reflected in the January 31, 2004 balance sheet to conform presentation to January 31, 2005.